SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 31, 2013
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

	Delaware	1-16725	42-1520346
	(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
	of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
____________________

Item 2.02. Results of Operations and Financial Condition
On January 31, 2013, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter and year ended December 31, 2012. The text of the announcement is included herewith as Exhibit 99.
Item 9.01 Financial Statements and Exhibits
99 Fourth Quarter and Calendar Year 2012 Earnings Release
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Terrance J. Lillis
Name: Terrance J. Lillis
Title: Senior Vice President and Chief Financial Officer
Date: January 31, 2013

Release:	On receipt, Jan. 31, 2013
Media contact:	Susan Houser, 515-248-2268, houser.susan@principal.com
Investor contact:	John Egan, 515-235-9500, egan.john@principal.com

Principal Financial Group, Inc. Announces Fourth Quarter
And Full-Year 2012 Results
Company Also Announces Common Stock Dividend Increase
· Fourth quarter 2012 operating earnings[1] of $243.9 million, an increase of 21 percent over fourth quarter 2011; net income available to common shareholders was $218.6 million, an increase of 47 percent over fourth quarter 2011.
· Full-year 2012 operating earnings of $808.0 million, a decrease of 4 percent over 2011 (adjusted operating earnings of $898.7 million[2], an increase of 7 percent over full-year 2011); net income available to common shareholders of $772.9 million, an increase of 25 percent over 2011.
· Year-end 2012 record assets under management of $403.0 billion, an increase of 20 percent compared to year-end 2011.
· First quarter dividend of $0.23 per share of common stock, an increase of 10 percent over the fourth quarter 2012 dividend.

(Des Moines, Iowa) – Principal Financial Group, Inc. (NYSE: PFG) today announced results for fourth quarter and full year 2012. The company reported operating earnings of $243.9 million for fourth quarter 2012, compared to $201.8 million for fourth quarter 2011. Operating earnings per diluted share (EPS) were $0.82 for fourth quarter 2012, compared to $0.66 for fourth quarter 2011. The company reported net income available to common stockholders of $218.6 million, or $0.74 per diluted share for fourth quarter 2012, compared to $148.5 million, or $0.48 per diluted share for fourth quarter 2011, reflecting a strong increase in operating earnings and improvement in credit-
related losses. Operating revenues for fourth quarter 2012 were $2,293.1 million compared to $2,103.3 million for the same period last year.

The company reported operating earnings of $808.0 million for the twelve months ended Dec. 31, 2012
(which were negatively impacted by a $90.7 million charge from the third quarter actuarial assumption review, predominantly due to the lower interest rates), compared to $843.8 million for the twelve months ended Dec. 31, 2011.
Operating earnings per diluted share (EPS) were $2.69 for the twelve months ended Dec. 31, 2012, compared to $2.66 for the twelve months ended Dec. 31, 2011. (Adjusted 2012 EPS of $2.99[2] is up 12 percent over reported 2011 EPS.) The company reported net income available to common stockholders of $772.9 million, or $2.57 per diluted share for the twelve months ended Dec. 31, 2012, compared to $619.7 million, or $1.95 per diluted share for the twelve months ended
Dec. 31, 2011. Operating revenues for the year 2012 were $9,175.4 million compared to $8,281.0 million for the same period last year.

The company also announced today that its board of directors has declared a quarterly dividend of
$0.23 per share of common stock, an increase of 10 percent over the fourth quarter 2012 dividend. The dividend will be payable on March 29, 2013 to shareholders of record as of March 11, 2013.

[1] Use of non-GAAP financial measures is discussed in this release after segment results.
[2] 2012 operating earnings were negatively impacted by $90.7 million from the third quarter 2012 actuarial assumption review.

“The Principal Financial Group ended a strong 2012 with very strong fourth quarter earnings. The continued
strength of our underlying business fundamentals and successful execution of our strategy gives us momentum going into 2013,” said Larry D. Zimpleman, chairman, president and chief executive officer. “We significantly advanced our international strategy with two acquisitions in Latin America last year. Closing on Cuprum will further solidify our position as a global investment management leader in 2013 and beyond.”

Added Terry Lillis, senior vice president and chief financial officer, “Our very strong earnings in the fourth quarter and the ability of our fee-based business model to continuously generate deployable capital gives us continued financial flexibility, as demonstrated by our strong capital deployment in 2012 and today’s announcement of a 10 percent increase in our quarterly common stock dividend. Full-year book value per share (excluding other comprehensive income) increased 7 percent over full year 2011 and our investment portfolio is performing very well.”

Key Highlights
Fourth Quarter
· Retirement and Investor Services Accumulation sales were up 17 percent in the fourth quarter compared to the year ago quarter. This includes $3.3 billion for Full Service Accumulation, $4.2 billion for Principal Funds and $448 million for Individual Annuities. Net cash flows of $1.6 billion for Full Service Accumulation and
$1.5 billion for Principal Funds.
· Principal Global Investors had record unaffiliated assets under management (AUM) of $98.2 billion.
· Principal International reported net cash flows of $2.0 billion and record AUM of $69.3 billion (excluding $11.3 billion of AUM in our asset management joint venture in China, which is not included in reported assets under management).
· Individual Life sales of $84.8 million, up 56 percent over fourth quarter 2011.
· Specialty Benefits premium and fee growth of 5 percent over fourth quarter 2011and favorable incurred loss ratio of 64.3 percent.
Full Year Results
· Record AUM of $403.0 billion, up 20 percent compared to year-end 2011.
· Total company net cash flows of $29.8 billion.
· Strong capital position with an estimated risk based capital ratio of 415-420 percent at year end and $2.5 billion of excess capital.[3]
· Book value per share, excluding AOCI[4] was $29.20, up 7 percent over 2011.
· Four quarterly dividends to common stockholders in 2012 totaling $0.78 cents per share, up 11 percent over
2011.
· Repurchased 9.9 million shares of common stock in 2012 at an average price of $25.92.

Net Income
Fourth Quarter
· Net income available to common stockholders of $218.6 million for fourth quarter 2012, up 47 percent compared to fourth quarter 2011 reflecting:
· Net realized capital losses of $0.5 million, which includes:
· $15.0 million of net losses, down 48 percent from a year ago quarter, related to sales and permanent impairments of fixed maturity securities. This includes $11.1 million of losses on commercial mortgage backed securities, which is down 51 percent from $22.6 million loss in fourth quarter 2011.
· Other after-tax adjustment loss of $24.8 million, which reflects expenses incurred extinguishing $400 million of long-term debt that was scheduled to mature in 2014.

[3] Excess capital includes cash at the holding company and capital at the life company above the amount needed to maintain a
350 percent NAIC risk based capital ratio for the life company.
[4] Accumulated Other Comprehensive Income

Full Year Results
Net income available to common stockholders of $772.9 million for the twelve months ended Dec. 31, 2012, reflects net realized capital gains of $39.1 million, up $180.9 million from a $141.8 loss in 2011. This includes:
· A net gain of $141.2 million as a result of Catalyst Health Solutions, Inc.’s merger into a subsidiary of SXC
Health Solutions Corp. (SXC), and our subsequent sale of our interest in SXC (now known as Catamaran
Corporation);
· $76.8 million of net losses, a 36 percent improvement over 2011 related to sales and permanent impairments of fixed maturity securities, including:
· $60.1 million of losses on commercial mortgage backed securities, which is down 34 percent from
$90.5 million loss in 2011.

Segment Results
Retirement and Investor Services
Segment operating earnings for fourth quarter 2012 were $152.3 million, compared to $124.5 million for the same period in 2011. Full Service Accumulation earnings increased 39 percent from a year ago quarter to $81.3 million reflecting an $8 million after-tax benefit as more companies paid extraordinary and accelerated dividends in fourth quarter 2012. Principal Funds earnings were up 25 percent compared to the year-ago quarter to $13.2 million, primarily due to an increase in average account values. Individual Annuities earnings were $31.1 million compared to
$27.8 million for fourth quarter 2011 reflecting $3 million after tax of favorable variable investment income. Bank and Trust Services operating earnings were $7.9 million, compared to $8.5 million for fourth quarter 2011. The guaranteed businesses, which consist of Investment Only and Full Service Payout, earned $18.8 million in the fourth quarter 2012 compared to $19.0 million in fourth quarter 2011.
Operating revenues for the fourth quarter 2012 were $1,127.9 million compared to $1,016.9 million for the same period in 2011 primarily due to higher fee revenue in the accumulations businesses and higher premiums in the guaranteed businesses.
Segment assets under management were a record $212.0 billion as of Dec. 31, 2012, compared to
$179.8 billion as of Dec. 31, 2011, reflecting asset appreciation and strong net cash flows from Full Service
Accumulation and Principal Funds.

Principal Global Investors
Segment operating earnings for fourth quarter 2012 were $26.2 million, up strongly from $17.5 million in the prior year quarter, primarily due to an increase in assets under management and the year ago quarter having one-time acquisition costs.
Operating revenues for fourth quarter were $168.0 million, compared to $151.8 million for the same period in 2011, primarily a result of higher management and transaction fees.
Unaffiliated assets under management were a record $98.2 billion as of Dec. 31, 2012, compared to $82.4 billion as of Dec. 31, 2011 as a result of strong net cash flows and strong investment performance.
Principal International
Segment operating earnings were $45.1 million in fourth quarter 2012, compared to $50.1 million in the prior year quarter. Fourth quarter 2011 benefited from $10.4 million of one-time earnings.
Operating revenues were $265.8 million for fourth quarter 2012, compared to $255.6 million for the same period last year primarily due to 31 percent growth in assets under management, which were partially offset by one-time revenues in the year ago quarter.

Segment assets under management were a record $69.3 billion as of Dec. 31, 2012, compared to $52.8 billion as of Dec. 31, 2011. This includes a record $9.3 billion of net cash flows for the full year, or 18 percent of beginning of the year assets under management.

U.S. Insurance Solutions
Segment operating earnings for fourth quarter 2012 were $59.4 million, compared to $52.8 million for the same period in 2011. Individual Life earnings were $27.8 million in the fourth quarter 2012 compared to $27.2 million in fourth quarter 2011. Specialty Benefits earnings were $31.6 million in fourth quarter 2012, up 23 percent from $25.6 million in the same period a year ago primarily due to favorable claims experience in the current quarter.
Segment operating revenues for fourth quarter 2012 were $779.7 million compared to $737.9 million for the same period a year ago.

Corporate
Operating losses for fourth quarter 2012 were $39.1 million compared to operating losses of $43.1 million in fourth quarter 2011. The fourth quarter 2011 was negatively impacted from an active credit strategy on excess capital at the holding company, which was wound down in 2012.

Forward looking and cautionary statements
This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended Dec.
31, 2011, and in the company’s quarterly report on Form 10-Q for the quarter ended Sept.30, 2012, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; continued difficult conditions in the global capital markets and the economy generally; continued volatility or further declines in the equity markets; changes in interest rates or credit spreads; the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of securities may include methodologies, estimations and assumptions that are subject to differing interpretations; the determination of the amount of allowances and impairments taken on the company’s investments requires estimations and assumptions that are subject to differing interpretations; gross unrealized losses may be realized or result in future impairments; competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; a downgrade in the company’s financial strength or credit ratings; inability to attract and retain sales representatives and develop new distribution sources; international business risks; the company’s actual experience could differ significantly from its pricing and reserving assumptions; the company’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends or distributions Iowa insurance laws impose on Principal Life; the pattern of amortizing the company’s DPAC and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; the company may need to fund deficiencies in its “Closed Block” assets that support participating ordinary life insurance policies that had a dividend scale in force at the time of Principal
Life’s 1998 conversion into a stock life insurance company; the company’s reinsurers could default on their obligations or increase their rates; risks arising from the company's ability to obtain regulatory approval and consummate the acquisition of A.F.P. Cuprum S.A. and from other acquisitions of businesses; changes in laws, regulations or accounting standards; a computer system failure or security breach could disrupt the company’s business, and damage its reputation; results of litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; fluctuations in foreign currency exchange rates; and applicable laws and the company’s certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests.

Use of Non-GAAP Financial Measures
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S.
GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.
Earnings Conference Call
On Friday, Feb. 1, 2013 at 10:00 a.m. (ET), Chairman, President and Chief Executive Officer Larry Zimpleman
and Senior Vice President and Chief Financial Officer Terry Lillis will lead a discussion of results, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

· Via live Internet webcast. Please go to www.principal.com/investor at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.
· Via telephone by dialing 800-374-1609 (U.S. and Canadian callers) or 706-643-7701 (International callers)
approximately 10 minutes prior to the start of the call. The access code is 83659918.
· Replay of the earnings call via telephone is available by dialing 855-859-2056 (U.S. and Canadian callers) or
404-537-3406 (International callers). The access code is 83659918. This replay will be available approximately two hours after the completion of the live earnings call through the end of day Feb. 8, 2013.
· Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at:
www.principal.com/investor.

The company's financial supplement and additional investment portfolio detail for fourth quarter 2012 is currently available at www.principal.com/investor, and may be referred to during the call. Slides related to the call will be available at www.principal.com/investor approximately one-half hour prior to call start time.

About the Principal Financial Group
The Principal Financial Group®(The Principal ®)[5] is a global investment management leader offering retirement services, insurance solutions and asset management. The Principal offers businesses, individuals and institutional clients a wide range of financial products and services, including retirement, asset management and insurance through its diverse family of financial services companies. Founded in 1879 and a member of the FORTUNE 500®, the Principal Financial Group has $403.0 billion in assets under management[6] and serves some 18.3 million customers worldwide from offices in Asia, Australia, Europe,
Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock
Exchange under the ticker symbol PFG. For more information, visit www.principal.com.
###
[5] “The Principal Financial Group” and “The Principal” are registered service marks of Principal Financial Services, Inc., a member of the Principal
Financial Group.
6 As of Dec.31, 2012

Summary of Segment and Principal Financial Group, Inc. Results

		Operating Earnings (Loss)*
		in millions
	Three Months Ended,		Twelve Months Ended,
Segment	12/31/12	12/31/11	12/31/12	12/31/11
Retirement and Investor Services	$ 152.3	$ 124.5	$ 575.1	$ 562.9
Principal Global Investors	26.2	17.5	81.2	74.0
Principal International	45.1	50.1	153.3	149.5
U.S. Insurance Solutions	59.4	52.8	138.2	204.3
Corporate	(39.1)	(43.1)	(139.8)	(146.9)
Operating Earnings	$ 243.9	$ 201.8	$ 808.0	$ 843.8
Net realized capital gains (losses), as adjusted	(0.5)	(53.6)	39.1	(141.8)
Other after-tax adjustments	(24.8)	0.3	(74.2)	(82.3)
Net income available to common stockholders	$ 218.6	$ 148.5	$ 772.9	$ 619.7

		Per Diluted Share
	Three Months Ended,		Twelve Months Ended,
	12/31/12	12/31/11	12/31/12	12/31/11
Operating Earnings	$ 0.82	$ 0.66	$ 2.69	$ 2.66
Net realized capital gains (losses), as adjusted	-	(0.18)	0.13	(0.45)
Other after-tax adjustments	(0.08)	-	(0.25)	(0.26)
Net income available to common stockholders	$ 0.74	$ 0.48	$ 2.57	$ 1.95
Weighted-average diluted common shares outstanding(in
millions)	297.3	307.9	300.4	317.6

*Operating earnings versus U.S. GAAP (GAAP) net income available to common stockholders
Management uses operating earnings, which excludes the effect of net realized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Principal Financial Group, Inc.
Results of Operations
(in millions)

	Three Months Ended,		Twelve Months Ended,
	12/31/12	12/31/11	12/31/12	12/31/11
Premiums and other considerations	$ 700.0	$ 635.1	$ 3,216.5	$ 2,385.5
Fees and other revenues	717.7	616.4	2,606.9	2,423.3
Net investment income	875.4	851.8	3,352.0	3,472.2
Total operating revenues	2,293.1	2,103.3	9,175.4	8,281.0

Benefits, claims and settlement expenses	1,155.3	1,093.8	5,128.6	4,236.9
Dividends to policyholders	48.2	51.5	197.7	210.2
Commissions	179.2	149.7	657.9	592.0
Capitalization of DPAC	(132.2)	(95.3)	(435.3)	(349.6)
Amortization of DPAC	64.9	51.5	121.4	236.9
Depreciation and amortization	19.9	16.1	90.2	68.4
Interest expense on corporate debt	39.9	31.5	132.7	123.7
Compensation and other	612.4	552.8	2,244.7	2,051.1
Total expenses	1,987.6	1,851.6	8,137.9	7,169.6

Operating earnings before tax, noncontrolling
interest and preferred stock dividends	305.5	251.7	1,037.5	1,111.4
Less:
Income tax	49.9	43.2	186.0	230.0
Operating earnings (loss) attributable to
noncontrolling interest	3.4	(1.6)	10.5	4.6
Preferred stock dividends	8.3	8.3	33.0	33.0
Operating earnings	$ 243.9	$ 201.8	$ 808.0	$ 843.8

Net realized capital gains (losses), as adjusted	(0.5)	(53.6)	39.1	(141.8)
Other after-tax adjustments	(24.8)	0.3	(74.2)	(82.3)
Net income available to common stockholders	$ 218.6	$ 148.5	$ 772.9	$ 619.7

Selected Balance Sheet Statistics

		Period Ended,
	12/31/12	12/31/11		12/31/10
Total assets (in billions)	$ 161.9	$ 147.4		$ 144.7
Total common equity (in millions)	$ 9,211.2	$ 8,475.9		$ 8,607.2
Total common equity excluding accumulated
other comprehensive income (in millions)	$ 8,579.3	$ 8,217.9		$ 8,300.5
End of period common shares outstanding (in
millions)	293.8	301.1		320.4
Book value per common share	$ 31.35	$ 28.15		$ 26.86
Book value per common share excluding
accumulated other comprehensive income	$ 29.20	$ 27.29		$ 25.91

Principal Financial Group, Inc.
Reconciliation of Non-GAAP Financial Measures to U.S. GAAP
(in millions, except as indicated)

	Three Months Ended,		Twelve Months Ended,
	12/31/12	12/31/11	12/31/12	12/31/11
Diluted Earnings Per Common Share:
Operating earnings	$ 0.82	$ 0.66	$ 2.69	$ 2.66
Net realized capital gains (losses)	-	(0.18)	0.13	(0.45)
Other after-tax adjustments	(0.08)	-	(0.25)	(0.26)
Net income available to common stockholders	$ 0.74	$ 0.48	$ 2.57	$ 1.95

Book Value Per Common Share Excluding Accumulated
Other Comprehensive Income:
Book value per common share excluding accumulated other
comprehensive income	$ 29.20	$ 27.29	$ 29.20	$ 27.29
Net unrealized capital gains	4.20	2.42	4.20	2.42
Foreign currency translation	(0.39)	(0.36)	(0.39)	(0.36)
Net unrecognized postretirement benefit obligations	(1.66)	(1.20)	(1.66)	(1.20)
Book value per common share including accumulated other
comprehensive income	$ 31.35	$ 28.15	$ 31.35	$ 28.15

Operating Revenues:
RIS	$ 1,127.9	$ 1,016.9	$ 4,834.9	$ 4,075.0
PGI	168.0	151.8	591.2	546.3
PI	265.8	255.6	942.7	909.0
USIS	779.7	737.9	2,994.7	2,939.9
Corporate	(48.3)	(58.9)	(188.1)	(189.2)
Total operating revenues	2,293.1	2,103.3	9,175.4	8,281.0
Net realized capital gains (losses) and related adjustments	1.9	(97.4)	14.7	(216.6)
Exited group medical insurance business	0.9	52.9	25.0	606.3
Total GAAP revenues	$ 2,295.9	$ 2,058.8	$ 9,215.1	$ 8,670.7

Operating Earnings:
RIS	$ 152.3	$ 124.5	$ 575.1	$ 562.9
PGI	26.2	17.5	81.2	74.0
PI	45.1	50.1	153.3	149.5
USIS	59.4	52.8	138.2	204.3
Corporate	(39.1)	(43.1)	(139.8)	(146.9)
Total operating earnings	243.9	201.8	808.0	843.8
Net realized capital gains (losses) and related adjustments	(0.5)	(53.6)	39.1	(141.8)
Other after-tax adjustments	(24.8)	0.3	(74.2)	(82.3)
Net income available to common stockholders	$ 218.6	$ 148.5	$ 772.9	$ 619.7

Net Realized Capital Gains (Losses):
Net realized capital gains (losses), as adjusted	$ (0.5)	$ (53.6)	$ 39.1	$ (141.8)
Certain derivative and hedging-related adjustments	30.5	25.6	98.9	98.8
Amortization of DPAC and sale inducement costs	(1.9)	(16.0)	(36.6)	21.5
Certain market value adjustments of embedded derivatives	(0.8)	(0.9)	0.6	(65.6)
Capital gains distributed	3.5	1.1	12.2	3.1
Tax impacts	1.5	(29.2)	(8.7)	(70.5)
Noncontrolling interest capital gains	0.1	1.2	8.3	31.6
Recognition of front-end fee revenues	0.2	0.5	0.2	0.3
Certain market value adjustments to fee revenues	0.3	-	0.3	0.1
Net realized capital gains (losses) associated with exited group
medical business	-	-	(0.2)	0.2
GAAP net realized capital gains (losses)	$ 32.9	$ (71.3)	$ 114.1	$ (122.3)

Other After-Tax Adjustments:
Exited group medical insurance businesses	$ -	$ 0.1	$ (9.6)	$ 50.9
Court ruling regarding some uncertain tax positions	-	-	-	(68.9)
ELNY liquidation estimated obligation	-	0.2	-	(10.3)
Contribution to PFG Foundation	-	-	(39.8)	(19.5)
Early extinguishment of debt	(24.8)	-	(24.8)	-
Assumption change within the Individual Life business	-	-	-	(34.5)
Total other after-tax adjustments	$ (24.8)	$ 0.3	$ (74.2)	$ (82.3)